UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 22, 2025

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, West Virginia 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock $2.50 Par Value	CHCO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officers.

On October 22, 2025, City Holding Company (the “Company”) announced that executive officer, John A. DeRito, will retire from his position as Executive Vice President of Commercial Banking with the Company and its bank subsidiary, City National Bank of West Virginia (the “Bank”), effective December 31, 2025. Mr. DeRito, age 75, has served as the Bank’s Executive Vice President of Commercial Banking since joining the Company in June 2004.

During John’s 21-year leadership tenure at the Bank, the commercial loan portfolio has grown from $450 million to over $2.2 billion. Beyond the demonstrated growth, John has been instrumental in expanding the Bank’s footprint into new markets and industries and has been an exemplary representative of City in the Charleston and surrounding communities. His disciplined approach to credit and unwavering focus on quality have helped the Bank achieve consistent growth while maintaining exceptionally strong asset quality.

“John is truly one-of-a-kind and has been an extraordinary leader and an invaluable asset to our Company,” said Skip Hageboeck, President and Chief Executive Officer of the Company. “He has built a culture of excellence within our commercial lending team and leaves behind a record of growth, integrity, and sound credit practices that will continue to benefit the Bank for years to come. We are deeply grateful for his dedication, professionalism, and 21 years of outstanding service.”

The Company and the Bank extend their sincere appreciation and best wishes to John for a well-deserved retirement.

(c) Appointment of Certain Officers.

Concurrent with Mr. DeRito’s retirement, he will be succeeded by Timothy J. (Tim) Whittaker (age 52), the Bank’s long-time Senior Vice President and Chief Credit Officer and a close partner in leading the Bank’s commercial lending strategy for more than two decades. Mr. Whittaker has served as the Senior Vice President and Chief Credit Officer for both the Company and the Bank since he was first hired in September 1998.

Mr. Whittaker is not related to any executive officer or director of the Company. There have been no transactions since January 1, 2025, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Whittaker had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Section 404(a) of Securities and Exchange Commission Regulation S-K.

Mr. Whittaker will receive a base salary consistent with the Company’s current executive compensation practices and receive benefits materially similar to the executive benefits disclosed in the Company’s Definitive Proxy Statement, filed with the SEC on March 28, 2025.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: October 22, 2025	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Executive Vice President & Chief Financial Officer